PROXY STATEMENT
        PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2)
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                         ACCELR8 TECHNOLOGY CORPORATION
                         ------------------------------
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         ACCELR8 TECHNOLOGY CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 16, 2003

     Notice is hereby given that the Annual Meeting (the "Annual Meeting") of the shareholders (the "Shareholders") of Accelr8 Technology Corporation, a Colorado corporation (the "Company"), will be held at 2:00 p.m., local time, on December 16, 2003, at the Warwick Hotel Denver, 1776 Grant Street, Denver, Colorado 80203, and any adjournments or postponements thereof for the following purposes:

     1. To elect the following three (3) persons to serve as directors of the Corporation until the next Annual Meeting of Shareholders and thereafter until their successors shall have been elected and qualified: Thomas V. Geimer, A. Alexander Arnold III and Charles E. Gerretson.

     2. To ratify the selection of Anton Collins Mitchell LLP as the independent public accountants of the Company for the fiscal year ending July 31, 2004.

     3. To consider and act upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only Shareholders of record at the close of business on November 17, 2003, shall be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. All Shareholders are cordially invited to attend the Annual Meeting in person.

                                        By Order of the Board of Directors


                                        /s/ Thomas V. Geimer
                                        --------------------
                                        Thomas V. Geimer, Chairman of the Board
November 18, 2003
Denver, Colorado

IF YOU DO NOT EXPECT TO BE PRESENT AT THE ANNUAL MEETING AND WISH YOUR SHARES OF COMMON STOCK TO BE VOTED, YOU ARE REQUESTED TO SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.

                         ACCELR8 TECHNOLOGY CORPORATION
                     303 East Seventeenth Avenue, Suite 108
                             Denver, Colorado 80203

                                 PROXY STATEMENT
                             Dated November 18, 2003

                         ANNUAL MEETING OF SHAREHOLDERS
                     FOR THE FISCAL YEAR ENDED JULY 31, 2003
                         TO BE HELD ON DECEMBER 16, 2003

                                     GENERAL
                                     -------

     This Proxy Statement is being furnished to the shareholders of Accelr8 Technology Corporation, a Colorado corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") from holders (the "Shareholders") of outstanding shares of common stock, no par value, of the Company (the "Common Stock"), for use at the Annual Meeting of the Shareholders for the fiscal year ended July 31, 2003, to be held at 2:00 p.m., local time, on December 16, 2003, at the Warwick Hotel Denver, 1776 Grant Street, Denver, Colorado 80203, and any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement, Notice of Annual Meeting of Shareholders and the accompanying Proxy Card are first being mailed to shareholders on or about November 18, 2003.

                       VOTING SECURITIES AND VOTE REQUIRED
                       -----------------------------------

     Only Shareholders of record at the close of business on November 17, 2003 (the "Record Date") are entitled to notice of and to vote the shares of Common Stock, no par value, of the Company held by them on such date at the Annual Meeting or any and all adjournments thereof. As of the Record Date, there were 9,679,960 shares of Common Stock issued and outstanding with 1,129,110 shares held in a Rabbi Trust by the Company for the benefit of Thomas V. Geimer. As a result, there are 8,550,850 shares entitled to vote at the Company's Annual Meeting. There was no other class of voting securities outstanding as of the Record Date.

     Each share of Common Stock held by a Shareholder entitles such Shareholder to one vote on each matter that is voted upon at the Annual Meeting or any adjournments thereof.

     The presence, in person or by proxy, of the holders of 33% of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Assuming that a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting in person or by proxy will be required to (i) elect each of the three nominees for directors of the Company and (ii) ratify the selection of Anton Collins Mitchell LLP as the independent public accountants of the Company for the fiscal year ending July 31, 2004.

     Abstentions and broker "non-votes" will be counted toward determining the presence of a quorum for the transaction of business; however, abstentions will have the effect of a negative vote on the proposals being submitted. Abstentions may be specified on all proposals. A broker "non-vote" will have no effect on the outcome of any of the proposals.

     If the accompanying proxy is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying Proxy will vote "FOR" the election of the three nominees for directors of the Company and "FOR" the ratification of the selection of Anton Collins Mitchell LLP as the independent public accountants of the Company for the fiscal year ending July 31, 2004, and as recommended by the Board of Directors with regard to any other matters or, if no such recommendation is given, in their own discretion. The Company's executive officers, directors and key employees have advised the Company that they intend to vote their shares (including those shares over which they hold voting power), representing approximately 11.96% as of October 15, 2003, of the outstanding shares of Common Stock, in favor of each of the proposals above. Each Proxy granted by a Shareholder may be revoked by such Shareholder at any time thereafter by writing to the Secretary of the Company prior to the Annual Meeting, or by execution and delivery of a subsequent Proxy or by attendance and voting in person at the Annual Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy.

     Representatives from Anton Collins Mitchell LLP are expected to attend the Annual Meeting. As a result, the Company anticipates that a representative from Anton Collins Mitchell LLP will be available to make a statement or respond to any questions at the Annual Meeting.

     The cost of soliciting these Proxies, consisting of the printing, handling, and mailing of the Proxy and related material, and the actual expense incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy materials to the beneficial owners of the shares of Common Stock, will be paid by the Company.

     In order to assure that there is a quorum, it may be necessary for certain officers, directors, regular employees and other representatives of the Company to solicit Proxies by telephone, facsimile or in person. These persons will receive no extra compensation for their services.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT
                              ---------------------

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of October 15, 2003 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock; (ii) each of the Company's executive officers and directors; and (iii) all executive officers and directors as a group. On October 15, 2003, the Company had 9,679,960 shares of its Common Stock issued and outstanding. This calculation includes the 1,129,110 shares which are held by the Rabbi Trust for the benefit of Thomas V. Geimer that are treated as outstanding in the calculation of beneficial ownership but are not included in Mr. Geimer's total as set forth below in footnote 1, and have not been included in the calculation of the shares entitled to vote. Common Stock not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire shares is treated as outstanding only when determining the amount and percentage of Common Stock owned by such individual. Except as noted, each person or entity has sole voting and sole investment power with respect to the shares shown.

     Name and Address                           Shares Beneficially Owned
     of Beneficial Owner                        Number            Percent
     -------------------                        ------            -------

     Thomas V. Geimer (1)                        348,300            3.39%
     303 East 17th Avenue, Suite 108
     Denver, Colorado 80203

     Harry J. Fleury (2)                         233,750            2.34%
     303 East 17th Avenue, Suite 108
     Denver, Colorado 80203

     A. Alexander Arnold III(3)                  938,000            9.34%
     845 Third Ave., 6th Flr.
     New York, NY 10021

     Charles E. Gerretson(4)                      86,150            0.86%
     303 East 17th Avenue, Suite 108
     Denver, Colorado 80203

     Executive Officers and Directors          1,606,200           15.48%
     as a Group (4 persons)

     DDx, Inc.                                 1,606,793           16.13%
     7000 Broadway, Suite 3-305
     Denver, CO  80221

--------------------
(1) Does not include 1,129,110 shares, which were purchased by Mr. Geimer upon exercise of warrants and options. Mr. Geimer exercised these options and warrants on October 14, 1997, and simultaneously contributed the shares acquired to a Rabbi Trust. For further information, see Notes 6 and 9 to Financial Statements included in the Form 10-KSB for the fiscal year ended July 31, 2003, which has been filed with the SEC and which has been sent to all the shareholders along with this proxy statement. Calculation also includes 300,000 shares, which may be purchased by Mr. Geimer upon exercise of options.
(2) Includes 40,000 shares, which may be purchased by Mr. Fleury upon exercise of options.
(3) Includes 800,000 shares held by four trusts. Mr. Arnold merely serves as trustee for each of those trusts, but is not a beneficiary of and has no pecuniary interest in any of those trusts. Also includes 63,000 shares held in investment advisory accounts for which Mr. Arnold serves as the investment advisor. Also includes 75,000 shares, which may be purchased by Mr. Arnold upon exercise of options.
(4) Includes 73,250 shares owned directly by Mr. Gerretson. Also includes 12,900 shares held in brokerage and retirement accounts of individuals in which Mr. Gerretson has the power and authority to dispose of the shares held by these accounts. Mr. Gerretson disclaims any beneficial ownership with respect to such shares.

                    BOARD OF DIRECTORS AND COMMITTEE MEETINGS

     The Board of Directors currently consists of three members, each of whom is proposed for election at the Annual Meeting.

     The Board of Directors maintains a Compensation Committee and an Audit Committee. The Audit Committee and Compensation Committee is comprised of Messrs. Arnold and Gerretson, the Company's independent, non-management directors. The primary function of the Compensation Committee is to review and make recommendations to the Board with respect to the compensation, including bonuses, of the Company's officers and to administer the Company's stock option plans. The function of the Audit Committee is to review and approve the scope of audit procedures employed by the Company's independent auditors, to review and approve the audit reports rendered by the Company's independent auditors and to approve the audit fee charged by the independent auditors. The Audit Committee reports to the Board of Directors with respect to such matters and recommends the selection of independent auditors. The Audit Committee's financial expert is Charles E. Gerretson.

     During fiscal year ended July 31, 2003, the board of directors held one board meeting with all board members present, the Audit Committee held four meetings with no director attending fewer than 75% of the aggregate of all the meetings of the Audit Committee. The Compensation Committee held one meeting during the fiscal year, prior to Mr. Gerretson's appointment as a Director of the Company, with both members attending the meeting.

     The Audit Committee has also discussed with Anton Collins Mitchell LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     The Audit Committee has received and reviewed the written disclosures and the letter from Anton Collins Mitchell LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with Anton Collins Mitchell LLP their independence.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-KSB for the year ended July 31, 2003 filed with the Securities and Exchange Commission.

     As noted above, the members of the Audit Committee are A. Alexander Arnold III and Charles E. Gerretson, both of whom are independent directors as defined in Section 121 of the American Stock Exchange listing standards, as applicable and as may be modified or supplemented.

     Effective as of June 9, 2000, the Board of Directors of the Company adopted a written charter for the Audit Committee, a copy is attached hereto as Appendix A.


                             EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation for services in all capacities to the Company in the two fiscal years ended July 31, 2003, of Thomas V. Geimer and Harry J. Fleury, the Company's most highly compensated executive officers.

                                Annual Compensation         Long-Term Compensation
                                -------------------         ----------------------
                                                              Other      Securities
Name and                    Fiscal                            Annual     Underlying
Principal Position           Year    Salary      Other     Compensation  Options
------------------           ----    ------      -----     ------------  -------
Thomas V. Geimer             2003   $142,500   $75,000(1)   $   --           --
  Chief Executive Officer    2002   $100,507   $75,000(1)   $125,000(5)   200,000(2)
  and Chief Financial
  Officer

Harry J. Fleury              2003   $ 75,000   $16,042(3)   $    --          --
  President                  2002   $ 75,000   $ 5,678(3)   $  35,000(5)   10,000(4)

----------------------------
(1)  Represents deferred compensation for Mr. Geimer pursuant to the Company's deferred compensation plan, $75,000 of which vested during each of the fiscal years ended July 31, 2003 and 2002.
(2)  Includes 100,000 options previously granted to Mr. Geimer and the replacement of 200,000 options that were previously granted to Mr. Geimer, which were canceled pursuant to a stock option exchange agreement during the fiscal year ended July 31, 2002.
(3)  Includes sales commissions earned by Mr. Fleury on revenues from certain sales.
(4)  Represents stock options to purchase 10,000 shares at an exercise price of
     $2.50 per share. On October 19, 1998, Mr. Fluery was granted 50,000 options to purchase our common stock, 40,000 of which had vested as of July 31,
     2002. The final 10,000 options expired without vesting.
(5)  The Company reimbursed Messrs. Geimer and Fleury on an after tax basis for civil penalties paid by them in connection with the settlement of the SEC matter. (See "Legal Proceedings" and "Certain Transactions.")



                                       5

     Option Values. The following table provides certain information concerning the fiscal year end value of unexercised options held by Mr. Geimer and Mr.
Fleury.

                      Aggregated Option Exercises in 2003 Fiscal Year
                             and Fiscal Year End Option Values

                  Shares                      Number of Unexercised    Value of Unexercised
                  Acquired on   Value         Options at Fiscal Year   In-the-Money Options
Name              Exercise      Realized(1)   End                      Fiscal Year End(2)
-------------------------------------------------------------------------------------------
                                              Exer-         Unexer-    Exer-        Unexer-
                                              cisable       cisable    cisable      cisable
                                              -------       -------    -------      -------

Thomas V. Geimer       0           0          300,000          0       $655,000       $0

Harry J. Fleury     100,000     $73,000        40,000          0       $ 46,000       $0

---------------------------------

(1) Value calculated by determining the difference between the closing sales price on the date of exercise, April 22, 2003, of $1.09 per share and the exercise price of the options.
(2) Value calculated by determining the difference between the closing sales price on July 31, 2003, of $3.65 per share and the exercise price of the options. Fair market value was not discounted for restricted nature of any stock purchased on exercise of these options.

Employment Agreements

     Effective December 1, 2002, we entered into a new employment agreement with our Chairman, Chief Executive Officer and Chief Financial Officer and Secretary, Mr. Thomas V. Geimer. The agreement was negotiated and approved by the Compensation Committee. The new agreement provides for an annual base salary of $165,000 with annual deferred compensation of $75,000. The new agreement expires on December 31, 2007. In the event of termination by mutual agreement, termination "with cause," as defined in the agreement, death or permanent incapacity or voluntary termination, Mr. Geimer or his estate would be entitled to the sum of the base salary and unreimbursed expenses accrued to the date of termination and any other amounts due under the agreement. In the event of termination "without cause," as defined in the agreement, Mr. Geimer would be entitled to the sum of the base salary and unreimbursed expenses accrued to the date of termination and any other amounts due under the agreement and an amount equal to the greater of Mr. Geimer's annual base salary (12 months of salary) or any other amounts remaining due to Mr. Geimer under the agreement, which as of July 31, 2003 would be $1,107,115. Additionally, in the event of a change in control, any unpaid amounts due under the initial term of the agreement for both base salary and deferred compensation would be payable plus five times the sum of the base salary and deferred compensation.

Compensation Pursuant to Plans

     Employee Retirement Plan. During fiscal year 1996, we established a SARSEP-IRA employee pension plan that covers substantially all full-time employees. Under the plan, employees have the option to contribute up to the lesser of 15% of their compensation or $10,500. We may make discretionary contributions to the plan based on recommendations from the Board of Directors. We made no contribution for the fiscal years ended July 31, 2003 or 2002. The plan was terminated during the year ended July 31, 2003.

     Deferred Compensation Plan. In January 1996, we established a deferred compensation plan for our employees. We may make discretionary contributions to the plan based upon recommendations from the Board of Directors. For each of the fiscal years ended July 31, 2003 and 2002, we contributed $75,000 to the plan. The $75,000 contribution for the fiscal year ended July 31, 2003 was made on October 14, 2003.

     1987 Non-Qualified Stock Option Plan. We currently have no outstanding options issued to employees of the Company pursuant to our 1987 non-qualified stock option plan (the "1987 Plan"). During the year, 100,000 options at a price of $.36 each were exercised for $36,000 and 6,500 options at a price of $.36 expired. During the 1994 fiscal year, the Board of Directors adopted a resolution providing that for so long as a recipient of an option grant remains in the employ of the Company, the options held will not expire and if the recipient's employment is terminated, the holder will have up to 90 days after termination to exercise any vested but previously unexercised options. In 1997, the Board of Directors passed a further resolution clarifying that upon the death of an optionee, an unexercised option will remain exercisable for a period of one year by, and only by, the person to whom the optionee's rights have passed by will or by the laws of descent and distribution. All options previously granted were administered by our Board of Directors. The options provide for adjustment of the number of shares issuable in the case of stock dividends or stock splits or combinations and adjustments in the case of recapitalization, merger or sale of assets. Since all 300,000 shares originally reserved had been issued the plan has been terminated.

     On October 14, 1997, Thomas V. Geimer exercised an aggregate of 1,140,000 warrants and options to acquire 1,140,000 shares of the Company's Common Stock at an exercise price of $0.24 per share. Under the terms of the Rabbi Trust, we will hold the shares in trust and carry the shares as held for employee benefit by the Company. The Rabbi Trust provides that upon Mr. Geimer's death, disability, or termination of his employment the shares will be released ratably over the subsequent ten (10) years, unless the Board of Directors determines otherwise. See Note 6 and 9 to the Financial Statement included in Form 10-KSB for the year ended July 31, 2003, which has been filed with Securities and Exchange Commission and which has been sent to all of the shareholders along with this proxy statement.

The 1996 Stock Option Plans

     The Board of Directors of the Company has adopted an incentive stock option plan (the "Qualified Plan") which provides for the grant of options to purchase an aggregate of not more than 700,000 shares of the Company's Common Stock. The purpose of the Qualified Plan is to make options available to management and employees of the Company in order to provide them with a more direct stake in the future of the Company and to encourage them to remain with the Company. The Qualified Plan provides for the granting to management and employees of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code").

     The Board of Directors of the Company has adopted a non-qualified stock option plan (the "Non-Qualified Plan") which provides for the grant of options to purchase an aggregate of not more than 300,000 shares of the Company's Common Stock. The purpose of the Non-Qualified Plan is to provide certain key employees, independent contractors, technical advisors and directors of the Company with options in order to provide additional rewards and incentives for contributing to the success of the Company. These options are not incentive stock options within the meaning of Section 422 of the Code.

     The Qualified Plan and the Non-Qualified Plan (the "Stock Option Plans") are administered by a committee (the "Committee") appointed by the Board of Directors which determines the persons to be granted options under the Stock Option Plans and the number of shares subject to each option. No options granted under the Stock Option Plans are transferable by the optionee other than by will or the laws of descent and distribution and each option is exercisable, during the lifetime of the optionee, only by such optionee. Any options granted to an employee terminate 90 days after his ceasing to be an employee, except in limited circumstances, including death of the employee, and where the Committee deems it to be in the Company's best interests not to terminate the options.

     The exercise price of all incentive stock options granted under the Qualified Plan must be equal to the fair market value of such shares on the date of grant as determined by the Committee, based on guidelines set forth in the Qualified Plan. The exercise price may be paid in cash or (if the Qualified Plan shall meet the requirements of rules adopted under the Exchange Act) in Common Stock or a combination of cash and Common Stock. The term of each option and the manner in which it may be exercised will be determined by the Committee, subject to the requirement that no option may be exercisable more than 10 years after the date of grant. With respect to an incentive stock option granted to a participant who owns more than 10% of the voting rights of the Company's outstanding capital stock on the date of grant, the exercise price of the option must be at least equal to 110% of the fair market value on the date of grant and the option may not be exercisable more than five years after the date of grant.

     The Stock Option Plans were approved by our shareholders at a special shareholders meeting held on November 8, 1996. At the annual meeting of shareholders held on December 12, 2002, shareholders approved the following amendments to the Qualified Plan and the Non-Qualified Plan: (i) the Committee was given the power to amend and alter the Qualified Plan and the Non-Qualified Plan so long as the amendments do not affect any outstanding options; (ii) provide that any shares cancelled, terminated, or expired pursuant to the Qualified Plan and the Non-Qualified Plan be made available for purposes of the Qualified Plan and the Non-Qualified Plan; (iii) provide that the cashless exercise provision of the Qualified Plan and the Non-Qualified Plan be in the sole discretion of the Committee; and (iv) extended the expiration date of the Qualified Plan and the Non-Qualified Plan until December 12, 2012.

     As of July 31, 2003, 300,000 options had been granted to the Company's Board members and certain consultants pursuant to the Non-Qualified Plan with 225,000 options outstanding and 75,000 options exercised. As of July 31, 2003, a total of 532,500 options had been granted to employees pursuant to the Qualified Plan with 530,000 options outstanding and 2,500 options exercised. The Company has 200,000 options outstanding that were issued outside of the Qualified Plan and Non-Qualified Plan.

                              CERTAIN TRANSACTIONS

     During fiscal year 1996, we established a deferred compensation plan for our employees. We may make discretionary contributions to the plan based on recommendations from the Board of Directors. As of July 31, 2003, the Board of Directors had authorized deferred compensation totaling $600,000 since fiscal year 1996 of which is fully vested to Mr. Geimer of which $525,000 had been funded.

     In connection with the settlement reached with the SEC on July 12, 2001, we agreed to indemnify the individual officers with respect to the civil penalties assessed against the individual officers on an after tax basis. For more information, please see "Legal Proceedings--Concluded Legal Matter."

     There were no other transactions or series of transactions for the fiscal year ended July 31, 2003, nor are there any currently proposed transactions, or series of the same to which we are a party, in which the amount involved exceeds $60,000 and in which, to the knowledge of the Company, any director, executive officer, nominee, 5% shareholder or any member of the immediate family of the foregoing persons, have or will have a direct or indirect material interest.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act, generally requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities ("10% owners") to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors and executive officers and 10% owners are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of copies of such reports furnished to us and verbal representations that no other reports were required to be filed during the fiscal year ended July 31, 2003, all Section 16(a) filing requirements applicable to its directors, executive officers and 10% owners were met, except that Harry J. Fluery, an officer of the Company failed to timely file a Form 4 in April disclosing one transaction. Mr. Fluery filed a Form 4 on May 29, 2003 disclosing this transaction. David C. Wilhelm, a former director of the Company, failed to timely file a Form 4 in July to report two transactions. Mr. Wilhelm filed a Form 4 on August 6, 2003 disclosing these transactions. Further, DDx sold approximately 207,000 shares to individuals during the fiscal year ended July 31, 2003, and as of the date of this report has failed to file a Form 4 disclosing the transactions.

                                LEGAL PROCEEDINGS

Concluded Legal Matter

     On November 16, 1999, the SEC filed suit in the United States District Court for the District of Colorado against the Company, Thomas V. Geimer, Harry
J. Fleury, and James Godkin (collectively the "Defendants"), Civil Action No. 99-D-2203. The SEC sought an injunction permanently restraining and enjoining each defendant from violating Section 10(b) of the Exchange Act, and Rule 10b-5 promulgated thereunder; Section 13(a) of the Exchange Act, and Rules 12b-20, 13a-1, and 13a-13 promulgated thereunder, and, in addition, that Mr. Geimer and Mr. Godkin be enjoined from future violations of Section 13(b)(2) of the Exchange Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder related to securities fraud. The SEC alleged that the Defendants made material misrepresentations of fact regarding the capability of certain of the Company's products, and the Company's financial condition, including its revenues and earnings and that Mr. Geimer and Mr. Godkin failed to implement, or circumvented, a system of internal accounting controls, falsified books and records, and made misrepresentations to the Company's accountants. On July 12, 2001, the Defendants, without admitting or denying the allegations of the Third Amended Complaint filed by the SEC, consented to the entry of Final Orders in which the court dismissed the securities fraud claims against all Defendants with prejudice. The Court made no findings that any violation of law occurred, and enjoined the Defendants from future violations of Section 13 of the Exchange Act, and the regulations thereunder referred to above. None of the Defendants were found to have made any misstatement as to the Company's product's performance or capabilities or misstatements to the Company's accountants nor did the suit result in any restatement of the Company's financial statements. In connection with the settlement, Mr. Geimer paid a civil penalty of $65,000, Mr. Fleury paid a civil penalty of $20,000, and Mr. Godkin paid a civil penalty of $20,000. The costs of the defense plus the civil penalties were borne by the Company.

Pending Legal Matter

     The Company is party to one current legal proceeding, which is a lawsuit against Deloitte & Touche LLP and the corresponding Deloitte & Touche LLP counterclaim against the Company.

     On November 20, 2002, the Company initiated an action against Deloitte & Touche LLP ("Deloitte"), the Company's former auditors, captioned Accelr8 Technology Corporation v. Deloitte & Touche LLP, Case No. 02CV8102, District Court, City and County of Denver, State of Colorado. In this action, the Company seeks damages from Deloitte for breach of contract as a result of Deloitte's resignation as the Company's auditors. On January 13, 2003, Deloitte answered the Complaint and filed a counterclaim against the Company, and third-party claims against Thomas V. Geimer and Harry J. Fleury. The counter-claim asserts claims for breach of contract, deceit based on fraud, and negligent misrepresentation and seeks damages estimated at $349,472. Third-party claims allege deceit based on fraud and negligent misrepresentation, and also seek unspecified damages. On February 18, 2003, the Company, as counterclaim defendant, and Messrs. Geimer and Fleury, as third-party defendants, moved to dismiss the counterclaims and third-party complaint. On May 29, 2003, the Court denied the motion to dismiss the counterclaims against the Company, and granted the motion to dismiss the third-party claims against Messrs Geimer and Fleury. The Company believes it has substantial defenses to the counterclaims and the Company intends to contest the counterclaims vigorously. However, there can be no assurance that the resolution of the counterclaims will not have a material adverse effect on the Company.


                                   PROPOSAL 1

                          ELECTION OF THREE (3) PERSONS
                      TO SERVE AS DIRECTORS OF THE COMPANY

     The Company's directors are elected annually to serve until the next Annual Meeting of Shareholders and thereafter until their successors shall have been elected and qualified. The number of directors presently authorized by the Bylaws of the Company shall be not less than three (3) nor more than seven (7).

     Unless otherwise directed by shareholders, the proxy holders will vote all shares represented by proxies held by them for the election of the following nominees, all of whom are now members and constitute the Company's Board of Directors. The Company is advised that all nominees have indicated their availability and willingness to serve if elected. In the event that any nominee becomes unavailable or unable to serve as a director of the Company prior to the voting, the proxy holder will vote for a substitute nominee in the exercise of his best judgment.

INFORMATION CONCERNING NOMINEES

     Thomas V. Geimer, 56, has been the Chairman of the Board of Directors and a director of Accelr8 since 1987. He currently serves as the Chief Executive Officer, Chief Financial Officer and Secretary of the Company. Mr. Geimer is responsible for development of our business strategy, day-to-day operations, accounting and finance functions. Before assuming full-time responsibilities at the Company, Mr. Geimer founded and operated an investment banking firm. Mr. Geimer has been involved in certain legal proceedings relating to services performed for the Company. For detailed information concerning these legal proceedings, see "Legal Proceedings-Concluded Legal Matters."

     Alexander Arnold III, 62, has served as a director of the Company since September 1992. For the past 25 years Mr. Arnold has served as a Managing Director of Trainer, Wortham & Co., Inc., a New York City-based investment counselor firm, which Mr. Arnold co-founded. Mr. Arnold received a Bachelor of Arts degree from Rollins College in 1964 and a Masters of Business Administration from Boston University in 1966.

     Charles E. Gerretson, 57, was appointed a director of the Company on July 19, 2003. For the past 28 years, Mr. Gerretson has served as the President of Gerretson Realty, Inc., a Denver Colorado based real estate firm, which Mr. Gerretson founded. Mr. Gerretson was previously employed as a certified public accountant with a major international accounting and consulting firm. Mr. Gerretson received a Bachelor of Science degree in Business Administration from the University of Minnesota in 1968.

Board Recommendation

     The Board recommends a vote FOR the election of each of the three nominees for directors of the Company.

                                   PROPOSAL 2

                          RATIFICATION OF SELECTION OF
                    ANTON COLLINS MITCHELL LLP AS INDEPENDENT
                          PUBLIC ACCOUNTANTS OF COMPANY

     On August 28, 2002, the Company's independent public accountants, Levine, Hughes & Mithuen, Inc. (" LH&M"), resigned. LH&M advised the Company that it was resigning as the Company's independent public accountants as a result of a decision by LH&M's management to limit their involvement with the audit of public companies filing periodic reports under the Securities Exchange Act of 1934, as amended.

     The reports by LH&M on the Company's financial statements during the preceding two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the preceding two fiscal years and through August 28, 2002, there were no disagreements between the Company and LH&M on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which, if not resolved to LH&M's satisfaction, would have caused LH&M to make reference to the subject matter of the disagreements in connection with LH&M's reports on the Company's financial statements.

     During the preceding two fiscal years and through August 28, 2002, there were no reportable events required to be disclosed pursuant to Item 304(a)(1)(v).

     Pursuant to Item 304(a)(3), on August 29, 2002, LH&M furnished the Company a letter addressed to the Securities and Exchange Commission stating it agrees with the statements made by the Company in response to Item 304(a). A copy of the LH&M letter was included on the Form 8-K filed on August 29, 2002 and is incorporated herein by reference.

     On August 29, 2002, the Company engaged Anton Collins Mitchell LLP, an independent member of the BDO Seidman Alliance, as the new independent public accountants.

     The Board of Directors has selected Anton Collins Mitchell LLP as independent public accountants of the Company for the fiscal year ending July 31, 2004, and has further directed that the Company submit the selection of independent public accountants for ratification by shareholders at the Annual Meeting of Shareholders.

Fees Paid to the Independent Auditors

Audit Fees

     The aggregate fees billed by Anton Collins Mitchell LLP for professional services rendered for the audit of the Company's annual consolidated financial statements for the year ended July 31, 2003 including the reviews of the unaudited interim financial statements of the Company's Form 10-QSBs was approximately $39,561. The aggregate fees billed by Levine, Hughes & Mithuen, Inc. for professional services rendered for the audit of the Company's annual consolidated financial statements for the year ended July 31, 2003 were $1,500. (Anton Collins Mitchell LLP and Levine, Hughes & Mithuen professional services collectively referred to as "Audit Services").

All Other Fees

     Anton Collins Mitchell LLP also billed $1,025 for income tax services.

     The Audit Committee has determined the rendering of all non-audit services by Anton Collins Mitchell LLP is compatible with maintaining the auditors' independence.

Board Recommendation

     The Board recommends a vote FOR the ratification of the selection of Anton Collins Mitchell LLP as independent public accountants of the Company for the fiscal year ending July 31, 2004.

                                     GENERAL

Other Matters

     The Board of Directors does not know of any matters that are to be presented at the Annual Meeting of Shareholders other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

Shareholder Proposals

     If any shareholder of the Company intends to present a proposal for consideration at the 2004 Annual Meeting of Shareholders and desires to have such proposal included in the proxy statement and form of proxy distributed by the Board of Directors with respect to such meeting, such proposal must be received at the Company's offices, 303 East Seventeenth Avenue, Suite 108, Denver, Colorado 80203, Attention: Secretary, not later than July 21, 2004.

                                             By Order of the Board of Directors


                                             /s/ Thomas V. Geimer
                                             --------------------
                                             Thomas V. Geimer,
                                             Chairman of the Board

                                   APPENDIX A

                         ACCELR8 TECHNOLOGY CORPORATION
                             AUDIT COMMITTEE CHARTER


Organization
------------

     There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant. The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

Statement of Policy
-------------------

     The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the corporation.

Responsibilities
----------------

     In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the audit committee will:

     Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

     Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to he utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

     Review with the independent auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

     Inquire of management and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the company.

     Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

     Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

     Review accounting and financial human resources and succession planning within the company.

     Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

     Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

     Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent accountant.

     Prepare a letter for inclusion in the annual report that describes the committee's composition and responsibilities, and how they were discharged.

                         ACCELR8 TECHNOLOGY CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS
                                December 16, 2003
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of ACCELR8 TECHNOLOGY CORPORATION, a Colorado corporation (the "Company"), acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, dated November 18, 2003, and hereby appoints Thomas V. Geimer and Henry F. Schlueter, or either of them, each with the power of substitution, as Attorneys and Proxies to represent and vote all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Shareholders and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said Attorneys and Proxies may do or cause to be done by virtue thereof with respect to the following matters:

     1. Election of each of the following three (3) persons to serve as directors of the Corporation until the next Annual Meeting of Shareholders and thereafter until their successors shall have been elected and qualified:

            Thomas V. Geimer

            FOR  /___/                   AGAINST  /___/           ABSTAIN  /___/

            A. Alexander Arnold III

            FOR  /___/                   AGAINST  /___/           ABSTAIN  /___/

            Charles E. Gerretson

            FOR  /___/                   AGAINST  /___/           ABSTAIN  /___/

     2. Ratification of the selection of Anton Collins Mitchell LLP as the independent public accountants of the Company for the fiscal year ending July 31, 2004.

            FOR  /___/                   AGAINST  /___/           ABSTAIN  /___/

     3. To act upon such other matters as may properly come before the Meeting or any adjournments thereof.

This Proxy, when properly executed, will be voted as directed. If no direction is indicated, the Proxy will be voted FOR the election of each of the nominees listed above to the Board of Directors and FOR the proposal to ratify the selection of Anton Collins Mitchell LLP as the independent public accountants of the Company for the fiscal year ending July 31, 2004.
Dated:________________________, 2003

                                                     ---------------------------

                                                     ---------------------------








PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE. Please sign exactly as name appears on the label ATTACHED TO THIS PROXY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as it
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